UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                      _________________________________

                                   FORM 8-K/A
                               (Amendment No. 1)

                                Current Report
                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported):   January 26, 2005


                             GLOBAL CONCEPTS, LTD.
            -----------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)


     Colorado                       0-25319                 84-1191355
 ---------------------------------------------------------------------------
  (State of Incorporation)      (Commission File        (IRS Employer
                                 Number)                 Identification No.)


                   14 Garrison Inn Lane, Garrison, NY 10524
                   ----------------------------------------
                   (Address of principal executive offices)

                                 (845) 424-4100
                         -----------------------------
                         Registrant's Telephone Number


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Amendment No. 1
----------------

     This amendment is being filed to correct an error in the initial filing. The initial filing reported that the Standby Equity Distribution Agreement between Global Concepts and Cornell Capital Partners had been cancelled. That was an error. The Agreement remains in full force and effect.

Item 2.03 Creation of a Direct Financial Obligation

     On January 26, 2005 Global Concepts sold to Cornell Capital Partners, LP a Promissory Note. The Promissory Note is in the principal amount of $1,500,000 and bears interest at 12% per annum. In exchange for the Promissory Note, Cornell Capital Partners paid $500,000 and surrendered a convertible note due from Global Concepts.

     The Promissory Note provides that Global Concepts will make monthly principal payments of $250,000 plus accrued interest commencing on August 26, 2005. Global Concepts' obligation is secured by a pledge of all of its assets.

     In the event of a default by Global Concepts, Cornell Capital Partners will have the option to convert the principal and interest on the Promissory
Note into Global Concepts common stock. The conversion rate will be the lesser of $.048 or 80% of the average of the lowest three closing bid prices during the thirty days preceding conversion.

                                  EXHIBITS

10. Promissory Note dated January 26, 2005 issued by the Registrant to Cornell Capital Partners, LP.


                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       GLOBAL CONCEPTS, LTD.


Dated: January 31, 2005                By:/s/ Michael Margolies
                                       --------------------------
                                       Michael Margolies
                                       Chief Executive Officer